Exhibit 99
Condensed Consolidated Balance Sheets (Unaudited)

	June 30	December 31	June 30
(Dollars in thousands)	2009 *	2008	2008
Assets
Cash and due from banks – noninterest-bearing	$62,257	$67,633	$78,070
Interest-bearing deposits with the Federal Reserve	—	141,036	—
Federal funds sold	677,005	100,000	228,000

Cash and Cash Equivalents	739,262	308,669	306,070
Time deposits with banks	117,218	1,930,918	2,550,000
Securities:
Available-for-sale, at fair value:
U.S. Government agencies	441,407	1,634,014	1,469,098
Other securities	1,638,112	2,839	3,973

Total Securities	2,079,519	1,636,853	1,473,071
Loans, net of unearned income	3,691,880	4,052,609	4,645,679
Less: Allowance for loan losses	259,099	269,357	144,989

Loans, net	3,432,781	3,783,252	4,500,690
Other real estate owned	462,912	408,987	24,824
Taxes receivable	151,920	134,168	—
Accrued interest receivable	9,337	31,126	33,638
Premises and equipment, net	32,300	33,284	33,163
Other assets	48,920	86,231	89,004

Total Assets	$7,074,169	$8,353,488	$9,010,460

Liabilities and Shareholders’ (Deficit) Equity
Liabilities:
Deposits:
Interest-bearing	$6,853,264	$7,384,427	$7,555,858
Noninterest-bearing	206,181	208,033	239,239

Total Deposits	7,059,445	7,592,460	7,795,097
Subordinated debentures relating to Trust Preferred Securities	417,786	409,414	404,647
Other borrowings	769	725	32,882
Accrued interest payable	9,560	12,892	13,866
Liability for credit commitments	61,918	35,550	8,350
Other liabilities	34,659	19,882	25,192

Total Liabilities	7,584,137	8,070,923	8,280,034
Shareholders’ (Deficit) Equity:
Common stock, surplus, and (accumulated deficit)/retained earnings	(504,960)	283,271	730,415
Accumulated other comprehensive income / (loss)	(5,008)	(706)	11

Total Shareholders’ (Deficit) Equity	(509,968)	282,565	730,426

Total Liabilities and Shareholders’ (Deficit) Equity	$7,074,169	$8,353,488	$9,010,460

*	Preliminary

Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
(In thousands, except per-share data)	2009 *	2008	2009 *	2008
Interest, Points and Fees, and Dividend Income:
Interest, points and fees on loans	$24,901	$80,421	$64,356	$181,398
Federal funds sold	4	2,392	9	6,199
Interest-bearing deposits with the Federal Reserve	281	—	417	—
Time deposits with banks	4,724	9,876	13,992	10,132
Securities:
Interest	8,197	19,043	19,124	56,499
Dividends	—	140	—	1,320

Total Interest, Points and Fees, and Dividend Income	38,107	111,872	97,898	255,548

Interest Expense:
Deposits	55,410	80,719	117,433	169,605
Subordinated debentures relating to Trust Preferred Securities	3,692	5,224	7,841	12,291
Other borrowings	—	449	—	1,250

Total Interest Expense	59,102	86,392	125,274	183,146

Net Interest (Loss)/Income	(20,995)	25,480	(27,376)	72,402
Provision for credit losses	333,573	58,500	542,850	95,300

Net Interest Loss after Provision for Credit Losses	(354,568)	(33,020)	(570,226)	(22,898)

Noninterest Income:
Securities gains/(losses), net	—	15,130	273	26,108
Service charges on deposit accounts	1,919	2,222	4,031	4,708
Other income	4,667	867	5,531	1,811

Total Noninterest Income	6,586	18,219	9,835	32,627

Noninterest Expense:
Employee compensation and benefits (1)	9,263	2,457	18,221	11,503
OREO (gains)/losses, net	80,903	39	123,189	2,987
Other real estate owned and protective advances	22,329	668	43,181	1,071
Insurance – FDIC	12,135	1,583	18,120	3,177
Net occupancy	1,229	1,317	2,748	2,575
Depreciation – furniture and equipment	575	482	1,136	923
Data processing	407	451	868	921
Other expenses	12,433	3,794	19,997	6,879

Total Noninterest Expense	139,274	10,791	227,460	30,036

Loss Before Income Taxes	(487,256)	(25,592)	(787,851)	(20,307)
Income tax expense/(benefit)	—	(9,408)	408	(8,631)

Net Loss	$(487,256)	$(16,184)	$(788,259)	$(11,676)

Net Loss Per Common Share:
Basic	$(9.07)	$(0.30)	$(14.68)	$(0.21)
Diluted	$(9.07)	$(0.30)	$(14.68)	$(0.21)
Weighted Average Common and Common Equivalent Shares Outstanding	53,712	54,623	53,711	54,817

*	Preliminary

(1)	Amounts are net of loss sharing adjustments of $0.5 million and $1.1 million for the three and six months ended June 30, 2009, compared with $7.2 million and $9.1 million during the same periods in 2008.